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                             POWER OF ATTORNEY

          Each person whose signature appears below designates and appoints WILLIAM W. SHERERTZ, JACK D. WILLIAMSON, JR., and PETER J. SCHENK, and each of them, his true and lawful attorneys-in-fact and agents to sign a registration statement on Form S-8 to be filed by Barrett Business Services, Inc., a Maryland corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purpose of registering an indeterminate number of interests in the Barrett Business Services, Inc., Employees' Savings Plan (the "Plan") and 60,000 shares of common stock, $.01 par value, of Barrett Business Services, Inc., to be issued pursuant to the Plan, together with any and all amendments (including post-effective amendments) to the registration statement. Each person whose signature appears below also grants full power and authority to these attorneys-in-fact and agents to take any action and execute any instruments that they deem necessary or desirable in connection with the preparation and filing of the registration statement, as fully as he could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done.

          IN WITNESS WHEREOF, this power of attorney has been executed by each of the undersigned as of the 8th day of March, 1994.

Signature                               Title


 /s/ WILLIAM W. SHERERTZ           President and Director
William W. Sherertz


 /s/ JACK D. WILLIAMSON, JR.       Vice President-Finance,Treasurer
Jack D. Williamson, Jr.                 and Director


/s/ ROBERT R. AMES                 Director
Robert R. Ames


 /s/ JEFFREY L. BEAUDOIN           Director
Jeffrey L. Beaudoin


 /s/ ANTHONY MEEKER                Director
Anthony Meeker


 /s/ STANLEY G. RENECKER           Director
Stanley G. Renecker
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